                                   EXHIBIT 2

                            STOCK PURCHASE AGREEMENT

                           STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (the "Agreement") is made and entered into in Garden City, New York as of this 17th day of October, 1996 by and between DAWCIN INTERNATIONAL CORP., a New York corporation having its principal place of business at 100 Garden City Plaza, Garden City, New York 11530 ("Purchaser") and FIRST EQUITIES CORP., a Delaware corporation having its principal place of business at 520 Broad Hollow Road, Melville, New York 11747 ("Seller").

                             W I T N E S S E T H:

      WHEREAS, the shareholders of the Seller own and desire to sell, assign and convey to Purchaser, Dawcin International Corp. 8,488,030 shares of common stock, $.0001 par value (the "First Equities Shares"), constituting ninety seven percent (97%) of the issued and outstanding shares of Common Stock of the Company, and Purchaser desires to purchase and acquire such Shares from Seller on and subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                          SALE AND PURCHASE OF STOCK

      1.1 Sale and Purchase. Subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date, all of Seller's right, title and interest in and to the Shares, free and clear of any liens, pledges, security interests, claims or encumbrances of any kind.

      1.2 Consideration. The consideration payable by Purchaser for the Shares to be sold to Purchaser as provided herein shall be 8,750,546 shares of the common stock, $.0001 par value (the "Dawcin Shares") of Purchaser, which shall be exchanged for the Shares in the ratio of 1.03 Dawcin Shares for each First Equities share.

                                  ARTICLE II

                  CLOSING; CONDITIONS TO CLOSING; DELIVERIES

      2.1 Closing. The closing of this transaction (the "Closing") shall be held on the Closing Date at or about 10:00 A.M., at Purchaser's offices at 100 Garden City Plaza, Garden City, New York 11530 or at such other time and place upon which the parties shall agree.

      2.2 Conditions to Purchaser's Obligation. Purchaser's obligation hereunder to purchase and pay for the Shares is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its best efforts to cause such conditions to be fulfilled:

      (a) Representations and Warranties Correct; Performance. The representations and warranties of Seller contained in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of Seller in connection with the transactions contemplated by this Agreement shall be true, complete and accurate in all material respects when made and on and as of the Closing Date as though such representations and warranties were made at and as of such date, and Seller shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect signed by its Presi dent. Seller shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing Date, and Seller shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect signed by its President.

      (b) Purchase Permitted by Applicable Laws. The purchase of and payment for the Shares to be transferred to Purchaser and the Dawcin Shares to be issued to Seller shall not be prohibited by any applicable law or governmental regulation.

      (c) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

      (d) Delivery of Documents. Seller shall have delivered, or caused to be delivered, to Purchaser the following:

            (i) certificates representing no less than 90% of the First Equities Shares, with duly executed stock powers and all other documents and signatures necessary or appropriate for their transfer to Purchaser free and clear by delivery;

            (ii) a certified copy of the Certificate of Incorporation of the Company;

            (iii) a copy of the notice to its shareholders of the exchange herein contemplated advising the shareholders of their right to exchange said shares or to receive cash equal to the book value of said shares, less a minority discount equal to 30% of the book value of said shares of the Seller as of October 7, 1996; and

            (iv) all documents necessary or appropriate to take possession and full operational control of the Company; and


            (v) all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by the Seller, or reasonably requested by Purchaser, at or before the Closing.

      (e) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

      (f) Approvals and Consents. Seller shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement, the Shares or the transactions contemplated hereby, including, without limitation, all third parties pursuant to existing agreements or instruments by which Seller may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Purchaser, and all thereof shall be in full force and effect at the time of Closing.

      2.3 Conditions to the Obligation of Seller. The obligation of Seller to consummate the transac tions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing Date, any of which may be waived, in whole or in part, by Seller in its sole discretion, and Purchaser shall use its best efforts to cause such conditions to be fulfilled:

      (a) Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of Purchaser in connection with the transactions contemplated by this Agreement shall be true, complete and accurate in all material respects when made and on and as of the Closing Date, as though such representations and warranties were made at and as of such date, and Purchaser shall have delivered to Seller a certificate, dated the Closing Date, to such effect signed by its President. Purchaser shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing Date, and Purchaser shall have delivered to Seller a certificate, dated the Closing Date, to such effect signed by its President.

      (b) Purchase Permitted by Applicable Laws. The purchase of and payment for the Shares to be transferred to Purchaser and the First Equities Shares to be issued to Seller shall not be prohibited by any applicable law or governmental regulation.


      (c) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received all such information and such counterpart originals or certified or other copies of such documents as Seller may reasonably request.

      (d) Delivery of Documents. Purchaser shall have delivered, or caused to be delivered, to Seller the following:

            (i) a corporate good standing certificate of Purchaser from the jurisdiction in which Purchaser is incorporated;

            (ii) a copy of the letter instructing the transfer agent to issue Dawcin Shares;

            (iii) a copy of the letter to the transfer agent authorizing the transfer of the First Equities Shares.

            (iv) all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by Purchaser at or before the Closing.

      (e) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

      (f) Approvals and Consents. Purchaser shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over Purchaser, including, without limitation, all third parties pursuant to existing agreements or instru ments by which Purchaser may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Seller, and all thereof shall be in full force and effect at the time of Closing.

      (g) Reverse Stock Split. Purchaser shall have effected a two hundred-to-one reverse stock split of its issued and outstanding shares of common stock.

                                  ARTICLE III

                    SELLER'S REPRESENTATIONS AND WARRANTIES


       Seller represents and warrants to, and agrees with, Purchaser as follows:

      3.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification.

      3.2 Corporate Authority. Seller has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of Seller's Articles of Incor-poration, ByLaws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Seller is a party or by which Seller or the Shares may be bound or affected; the execution and delivery of this Agreement has been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been, duly authorized by all requisite corporate action on the part of Seller and, as of the Closing Date, no further authorization or approval, whether of the stockholders or directors of Seller or governmental bodies or otherwise, will be necessary in order to enable Seller to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Seller in accordance with its terms.

      3.3 Capitalization. The authorized capital stock of the Seller consists of 49,900,000 shares of common stock and 100,000 shares of preferred stock, $.01 par value, of which 8,750,546 shares and one share of preferred are issued and outstanding. All of the aforesaid issued and outstanding shares are directly owned of record and beneficially by the Seller, have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company or the Seller for the purchase or acquisition of any shares of the Company's capital stock, including, without limitation, the Shares. The copies of the Certificate of Incorporation and By-Laws of the Company heretofore provided to Purchaser are true and complete in all respects.

      3.4 Compliance With Law. The Seller is not in violation of any material laws, governmental orders, rules or regulations to which the Company or any of its properties are subject.

      3.5 Financial Statements. Attached hereto as Schedule 3.5 is a balance sheet of Seller as at December 31, 1995 and an income statement of Seller prepared on an accrual basis for the year ended December 31, 1995 (the "Seller Financial Statements"), as certified by the Chairman of the Board and Chief Financial Officer of Seller. The Seller Financial Statements have been prepared on a consistent basis and, subject to the cash basis of reporting, fairly present the financial position and results of operation of Seller for the periods covered thereby. The books and records maintained by Seller and upon which the Financial Statements are based are true and correct in all material respects and accurately reflect the business of Seller on an accrual basis. Except to the extent reflected or reserved against in the balance sheet as at December 31, 1995, included in the Seller Financial Statements, or as described in Exhibits and Schedules hereto, Seller has no liability of any nature, whether absolute, accrued, contin gent or otherwise and whether due or to become due, including, without limitation, any liability for taxes for any period prior to such date.

      3.6 Litigation. There are no actions, suits, proceedings or investigations (including any purportedly on behalf of Seller) relating to the Shares pending or, to the best knowledge of Seller, threat ened against or affecting the business or properties of the Company whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instru mentality, domestic or foreign; nor is the Company operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other govern mental department, commission, board, agency or instrumentality, domestic or foreign.

      3.7 Taxes. The Company has filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns and have paid, caused to be paid or accrued all taxes (including, without limitation, all income, franchise, sales, excise and use taxes), assessments, charges, penalties and interest shown to be due and payable. To the best of its knowledge, the Company has no liability, contingent or otherwise, for any taxes, assessments, charges, penalties or interest, other than amounts adequately reserved for. The Company has not received directly or indirectly notice of, nor is it otherwise aware of an audit or examination. The Company is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, charges, penal ties or interest; nor has any claim for assessment and collection been asserted against the Company directly or indirectly; nor has the Company executed a waiver of any statute of limitations with respect thereto. To the best of its knowledge, the Company has paid, or caused to be paid, or adequately reserved for, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and has received no notices and are not otherwise aware, of any deficiencies, adjustments or changes in assess ments with respect to any such taxes. To the best of its knowledge, the Company has duly filed, or caused to be filed, all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at the date hereof and no extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any fiscal period.

      3.8 Agreements. Schedule 3.8 is a true and complete list of all contracts,

instruments, commitments and agreements, whether oral or written, presently in effect to which the Company is a party or to which the Company is subject. Each such agreement is a valid and subsisting agreement and in full force and effect, all payments due from the Company thereunder have been made, there are no disputes or suits or actions at law or otherwise pending or threatened thereunder, except as specifically described on Schedule 3.8, and such agreements are the only agreements or arrangements of this nature. True, complete and correct copies of each such agreement have been supplied to Purchaser prior to the date hereof.

      3.9 Brokers. There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby and Seller agrees to indemnify Purchaser against and hold Purchaser harmless from any claim made by any party for a broker's or finder's fee or other similar payment based upon any agreements, arrangements or understanding made by Seller.

      3.10 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to the Company as follows:

      4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification.

      4.2 Corporate Authority. Purchaser has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of Purchaser's Certificate of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser is a party or by which Purchaser may be bound or affected; the execution and delivery of this Agreement has been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been, duly authorized by all requisite corporate action on the part of Purchaser and, as of the Closing Date, no further authorization or approval, whether of the stockholders or directors of Purchaser or governmental bodies or otherwise, will be necessary in order to enable Purchaser to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Purchaser in accordance with its terms.

      4.3 Capitalization. The authorized capital stock of Purchaser consists of 150,000,000 shares of common stock, $.0001 par value, of which approximately 50,000,000, shares are issued and outstanding. All of the aforesaid issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. The copies of the Certificate of Incorporation and By-Laws of Purchaser heretofore provided to Seller are true and complete in all respects. The Common Shares have been duly authorized and, when issued to the shareholders of the Seller in consideration for the transfer of the Shares to Purchaser, will be validly issued, fully paid and non-assessable.

      4.4 Compliance With Law. Purchaser is not in violation of any material laws, governmental orders, rules or regulations to which Purchaser or any of its properties are subject.

      4.5 Litigation. There are no actions, suits, proceedings or investigations (including any purportedly on behalf of Purchaser) relating to the Shares pending or, to the best knowledge of Purchaser, threatened against or affecting the business or properties of Purchaser whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instru mentality, domestic or foreign; nor is Purchaser operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

      4.6 Taxes. Purchaser has filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns and have paid, caused to be paid or accrued all taxes (including, without limitation, all income, franchise, sales, excise and use taxes), assessments, charges, penalties and interest shown to be due and payable. To the best of its knowledge, Purchaser has no liability, contingent or otherwise, for any taxes, assessments, charges, penalties or interest, other than amounts adequately reserved for. To the best of its knowledge, Purchaser has not received directly or indirectly notice of, nor is it otherwise aware of an audit or examination. Purchaser is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, charges, penalties or interest; nor has any claim for assessment and collection been asserted against Purchaser directly or indirectly; nor has Purchaser executed a waiver of any statute of limitations with respect thereto. To the best of its knowledge, Purchaser has paid, or caused to be paid, or adequately reserved for, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and has received no notices and are not otherwise aware, of any deficiencies, adjustments or changes in assess ments with respect to any such taxes. To the best of its knowledge, Purchaser has duly filed, or caused to be filed, all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at the date hereof and no extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any fiscal period.

      4.7 Agreements. Schedule 4.7 is a true and complete list of all contracts, instruments, commitments and agreements, whether oral or written, presently in effect to which Purchaser is a party or to which Purchaser is subject. Each such agreement is a valid and subsisting agreement and in full force and effect, all payments due from Purchaser thereunder have been made, there are no disputes or suits or actions at law or otherwise pending or threatened thereunder, except as specifically described on Schedule 4.7, and such agreements are the only agreements or arrangements of this nature. True, complete and correct copies of each such agreement have been supplied to Purchaser prior to the date hereof.

      4.8 Brokers. There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby and Purchaser agrees to indemnify Seller against and hold Seller harmless from any claim made by any party for a broker's or finder's fee or other similar payment based upon any agreements, arrange ments or understanding made by Purchaser.

                                   ARTICLE V

                                   COVENANTS

      5.1 Further Assurances. Each of the parties hereto agrees that, at any time after the execution of this Agreement and after the Closing Date, upon the reasonable request of the other, it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further amendments to this Agreement, acknowledgments, deeds, assignments, transfers, convey ances, instruments, consents and assurances as may reasonably be required to effect the transactions contemplated herein.

      5.2 Publicity. The parties hereto agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance approval (which shall not be unreasonably withheld or delayed) of the form and substance thereof by each of the parties hereto.

                                  ARTICLE VI

                  CONDUCT OF BUSINESS OF PENDING THE CLOSING

      Between the date hereof and the Closing, and except as otherwise expressly consented to in writing in advance or approved in writing in advance by
Purchaser:

      6.1 Regular Course of Business. The Seller will carry on its business diligently and substantially in the same manner as heretofore conducted, and shall not institute any new methods of management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the usual and ordinary course of business and consistent with past practice as limited by the more restrictive provisions of this Agreement, where applicable, or as otherwise specifi cally contemplated by this Agreement and not in violation thereof.

      6.2 Organization. Seller shall keep its corporate existence and business organization intact, use its best efforts to keep available to Purchaser its key employees, if any, and use its best efforts to preserve for Purchaser its relationships, if any, with suppliers, customers, agents and others having business relations with it.

      6.3 Certain Changes. The Seller shall not, without the prior written consent of Purchaser:

      (a) Except in the ordinary course of business, borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent);

      (b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or thereafter incurred in accordance with this Agreement;

      (c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

      (d) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any lien;

      (e) Cancel any debts or waive any claims or rights or sell, transfer, or otherwise dispose of any of its properties or assets;

      (f) Grant any increase in the compensation of officers or employees, institute or amend any sales compensation plan, severance plan or other arrangement for its officers or employees, or enter into any plan or agreement with respect thereto;

      (g) Make any capital expenditures or commitments for additions to or replacement of property, plant, equipment or intangible capital assets;

      (h) Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into agreement or arrange with, any of its employees, officers or directors or any affiliate thereof, except for directors fees and compensation to employees, officers or directors at rates not exceeding the rates of compensation currently in effect;

      (i) Issue, or grant any options with respect to the issuance of, any shares of its capital stock, or purchase shares of capital stock or make any equity investment in, or agree to purchase or make any equity investment in, any other entity, corporate or otherwise;

      (j) Declare, set aside or pay any dividend on, or other distribution of any assets of any kind whatsoever with respect to, any shares of the capital stock of the Company, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company;

      (k) Amend the Seller's Certificate of Incorporation or By-Laws; or

      (l) Agree, whether in writing or otherwise, to do any of the foregoing.

      6.4 Contracts. The Seller shall not enter into any contract or commitment, or purchase any supplies or services or sell any assets, except normal contracts or commitments, for the purchase of, and normal purchases of, supplies or services involving amounts not in excess of $5,000 made in the usual and ordinary course of business, consistent with the past practice of the Seller and its Subsidiary, and not in violation of any other more restrictive provision of this Article VII.

      6.5 Insurance; Property. The Seller shall maintain adequate insurance against all ordinary and insurable risks with respect to all property, real, personal and mixed, owned or leased by it; and all such property shall be used, operated, maintained and repaired in a reasonable manner.

      6.6 No Default. The Seller shall not knowingly do any act or omit to do any act which will cause a breach of any contract or commitment of the Seller or which would cause the breach of any representation, warranty or covenant made hereunder.

      6.7 Compliance With Laws. The Seller shall comply with all laws applicable to it and its properties, operations, business and employees.

      6.8 Tax Returns. The Seller shall prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by it, and pay all taxes shown to be due thereon. The Seller will ensure that Purchaser shall have a reasonable opportunity to review each such return and amendment prior to the filing thereof.

      6.9 Maintain Books. The Seller shall maintain its books, accounts and records in accordance with generally accepted accounting principles applied on a basis consistent with prior years.

                                  ARTICLE VII

                          TERMINATION AND ABANDONMENT

      7.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time, but not later than the Closing:


      (a) By mutual written agreement of Purchaser and Seller; or

      (b) By Purchaser or Seller if the Closing shall not have occurred on or prior to October 31, 1996.

      7.2 Procedure upon Termination. In the event of termination and abandonment pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other parties hereto and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Purchaser or Seller. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, each party will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same. A party hereto who shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing and who shall have not breached any representation, warranty, covenant or agreement of such party contained in this Agreement shall not have any liability or further obligation to the other party to this Agreement.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

      8.1 Survival of Representations and Warranties. The representations and warranties set forth herein shall survive for a period of two years following the Closing Date.

      8.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by telex or facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or when sent by facsimile transmission or, if mailed by certified or registered mail, five (5) days after the date of deposit in the United States mail, postage prepaid, if addressed:

            (a)  in the case of Purchaser to:

                  Dawcin International Corp.
                  100 Garden City Plaza
                  Garden City, New York 11530
                  Attn: William G. Lucas, Chairman

            (b)  in the case of Seller to:

                  First Equities Corp.
                  520 Broad Hollow Road
                  Melville, New York 11747
                  Attn: Edward Capuano, President


      or to such other address or to such other person as Purchaser or Seller shall have last designated by written notice given as herein provided.

      8.3 Modification. This Agreement and the Exhibits and Schedules annexed hereto contain the entire agreement between the parties hereto and there are no agreements, warranties or representations with respect to the subject matter hereof which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

      8.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State.

      8.5 Binding Effect; Assignment. This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by Purchaser or Seller except with the prior written consent of the other.

      8.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      8.7 Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

      8.8 Transaction Expenses. Notwithstanding anything else in this Agreement to the contrary, the parties hereto shall each be responsible for the payment of (and shall indemnify and hold the other party or parties hereto harmless against) any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

      8.9 Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

      8.10 No Agency. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and date first above written.


DAWCIN INTERNATIONAL CORP.              FIRST EQUITIES CORP.


By: /s/ William G. Lucas                By: /s/ Edward Capuano
   ---------------------------------       ------------------------------
    William G. Lucas, Chairman & CEO       Edward Capuano, President

                                 SCHEDULE 3.8

                                  AGREEMENTS

NONE.

                                 SCHEDULE 4.8

                                  AGREEMENTS

NONE.